News Release

Contact: Alanna Vitucci, VP of Corporate Communications
866.475.0317 x11636
alanna.vitucci@zovio.com

Zovio Inc Reports Third Quarter 2019 Results

CHANDLER, AZ (October 30, 2019) - Zovio Inc (Nasdaq: ZVO), an education technology services company, today announced its results for the three and nine months ended September 30, 2019.
“This year has been a transitional year for Zovio, as we made progress on the conversion of Ashford University to a not-for-profit entity and re-positioned Zovio for the long term as an education technology services company. To date, we have made great progress on both fronts, and the management team and board of directors are continuing to evaluate a variety of options that are centered on creating the greatest value for all of our stakeholders,” commented Andrew Clark, Founder, President and CEO of Zovio. “In addition, our team has been focused on optimizing the profitability of our core business. While there has been a fair amount of uncertainty over the last year, Ashford has a great foundation for their future, and we are positioning Zovio to return to its historical solid profitability and cash flow in 2020.”
Financial Results for the Three Months Ended September 30, 2019
Revenue for the three months ended September 30, 2019 was $104.3 million, compared with revenue of $112.8 million for the three months ended September 30, 2018.
Operating loss for the three months ended September 30, 2019 was $7.8 million, compared with operating income of $0.9 million for the three months ended September 30, 2018.
Net loss for the three months ended September 30, 2019 was $7.6 million, compared with net income of $1.7 million for the three months ended September 30, 2018.
Diluted loss per share for the three months ended September 30, 2019 was $0.25, compared with diluted income per share of $0.06 for the three months ended September 30, 2018.
The Company recognized an income tax benefit of approximately $0.1 million for the three months ended September 30, 2019, compared with an income tax benefit of $0.4 million for the three months ended September 30, 2018.
Non-GAAP Financial Results for the Three Months Ended September 30, 2019
Non-GAAP operating loss for the three months ended September 30, 2019 was $1.9 million, compared with non-GAAP operating income of $4.7 million for the three months ended September 30, 2018. Non-GAAP operating loss for the three months ended September 30, 2019 excludes restructuring and impairment charges of $2.5 million, separation transaction costs of $1.0 million and acquisition costs of $2.5 million. Non-GAAP operating income for the three months ended September 30, 2018 excludes restructuring and impairment expense of $1.2 million, and separation transaction costs of $2.6 million.
Non-GAAP net loss for the three months ended September 30, 2019 was $1.6 million, compared with non-GAAP net income of $5.4 million for the three months ended September 30, 2018. Non-GAAP net loss for the three months ended September 30, 2019 excludes restructuring and impairment charges of $2.5 million, separation transaction costs of $1.0 million, acquisition costs of $2.5 million and an income tax expense of approximately $0.1 million. Non-GAAP net income for the three months ended September 30, 2018 excludes restructuring and impairment expense of $1.2 million, separation transaction costs of $2.6 million, as well as an income tax benefit of $0.1 million for the three months ended September 30, 2018.

Non-GAAP diluted loss per share for the three months ended September 30, 2019 was $0.05, compared with non-GAAP diluted income per share of $0.19 for the three months ended September 30, 2018.
Financial Results for the Nine Months Ended September 30, 2019
Revenue for the nine months ended September 30, 2019 was $321.5 million, compared with revenue of $348.7 million for the nine months ended September 30, 2018.
Operating loss for the nine months ended September 30, 2019 was $35.4 million, compared with operating income of $9.6 million for the nine months ended September 30, 2018.
Net loss for the nine months ended September 30, 2019 was $31.8 million, compared with net income of $18.1 million for the nine months ended September 30, 2018.
Diluted loss per share for the nine months ended September 30, 2019 was $1.09, compared with diluted income per share of $0.66 for the nine months ended September 30, 2018.
The Company recognized an income tax benefit of $2.5 million for the nine months ended September 30, 2019, compared with an income tax benefit of $7.5 million for the nine months ended September 30, 2018.
Non-GAAP Financial Results for the Nine Months Ended September 30, 2019
Non-GAAP operating loss for the nine months ended September 30, 2019 was $10.6 million, compared with non-GAAP operating income of $18.4 million for the nine months ended September 30, 2018. Non-GAAP operating loss for the nine months ended September 30, 2019 excludes restructuring and impairment charges of $7.9 million, separation transaction costs of $5.0 million, acquisition costs of $11.7 million, and other non-GAAP costs of $0.2 million. Non-GAAP operating income for the nine months ended September 30, 2018 excludes restructuring and impairment charges of $3.8 million, separation transaction costs of $4.8 million, and a legal settlement charge of $0.1 million.
Non-GAAP net loss for the nine months ended September 30, 2019 was $9.4 million, compared with non-GAAP net income of $19.2 million for the nine months ended September 30, 2018. Non-GAAP net loss for the nine months ended September 30, 2019 excludes restructuring and impairment charges of $7.9 million, separation transaction costs of $5.0 million, acquisition costs of $11.7 million, other non-GAAP costs of $0.2 million and an income tax benefit of $2.4 million. The income tax benefit is primarily associated with the acquisitions earlier in 2019. Non-GAAP net income for the nine months ended September 30, 2018 excludes restructuring and impairment charges of $3.8 million, separation transaction costs of $4.8 million, a legal settlement charge of $0.1 million, as well as an income tax benefit of $7.6 million.
Non-GAAP diluted loss per share for the nine months ended September 30, 2019 was $0.32, compared with non-GAAP diluted income per share of $0.70 for the nine months ended September 30, 2018.
Balance Sheet and Cash Flow
As of September 30, 2019, the Company had combined cash, cash equivalents and investments of $81.5 million, compared with combined cash, cash equivalents and investments of $168.4 million as of December 31, 2018.
The Company used $38.2 million of cash in operating activities during the nine months ended September 30, 2019, compared with $10.7 million of cash used in operating activities during the nine months ended September 30, 2018.
Student Enrollment
Total student enrollment at the Company’s academic institution was 36,349 students at September 30, 2019, compared with total student enrollment of 39,584 at September 30, 2018.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude legal settlement expense, restructuring and impairment charges, separation transaction costs, acquisition costs, other non-GAAP costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 4666387. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. Zovio leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio’s purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2019 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our ability to successfully transition to being an education technology services company, and the success of our strategies with respect to student initiatives.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

ZOVIO INC
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$104,251	$112,846	$321,510	$348,660
Costs and expenses:
Instructional costs and services	51,406	55,109	158,432	166,120
Admissions advisory and marketing	40,838	41,902	134,720	129,971
General and administrative	17,389	13,731	55,841	39,028
Legal settlement expense	—	—	—	141
Restructuring and impairment expense	2,467	1,225	7,890	3,795
Total costs and expenses	112,100	111,967	356,883	339,055
Operating income (loss)	(7,849)	879	(35,373)	9,605
Other income, net	144	367	1,040	899
Income (loss) before income taxes	(7,705)	1,246	(34,333)	10,504
Income tax benefit	(147)	(415)	(2,536)	(7,547)
Net income (loss)	$(7,558)	$1,661	$(31,797)	$18,051

Income (loss) per share:
Basic	$(0.25)	$0.06	$(1.09)	$0.67
Diluted	$(0.25)	$0.06	$(1.09)	$0.66
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	30,263	27,061	29,230	27,131
Diluted	30,263	27,589	29,230	27,532

ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$79,145	$166,307
Restricted cash	25,744	18,619
Investments	2,385	2,068
Accounts receivable, net	35,675	27,015
Prepaid expenses and other current assets	24,705	18,255
Total current assets	167,654	232,264
Property and equipment, net	32,995	16,860
Operating lease assets	21,903	—
Goodwill and intangibles, net	45,932	12,441
Other long-term assets	2,625	7,927
Total assets	$271,109	$269,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$68,343	$62,792
Deferred revenue and student deposits	54,461	63,834
Total current liabilities	122,804	126,626
Rent liability	23,882	3,183
Lease financing obligation	—	8,634
Other long-term liabilities	6,167	3,435
Total liabilities	152,853	141,878
Total stockholders’ equity	118,256	127,614
Total liabilities and stockholders’ equity	$271,109	$269,492

ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(31,797)	$18,051
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for bad debts	10,508	19,339
Depreciation and amortization	7,171	5,200
Deferred income taxes	67	54
Stock-based compensation	8,730	3,590
Noncash lease expense	14,287	—
Net gain on marketable securities	(216)	(63)
Reassessment of lease charges	558	1,864
Loss on disposal or impairment of fixed assets	—	334
Changes in operating assets and liabilities:
Accounts receivable	(13,517)	(25,418)
Prepaid expenses and other current assets	(306)	1,962
Other long-term assets	(336)	2,082
Accounts payable and accrued liabilities	(1,170)	(14,743)
Deferred revenue and student deposits	(11,923)	(12,034)
Operating lease liabilities	(17,377)	—
Other liabilities	(2,922)	(10,886)
Net cash used in operating activities	(38,243)	(10,668)
Cash flows from investing activities:
Capital expenditures	(26,956)	(1,696)
Purchases of investments	(102)	(1,050)
Capitalized costs for intangible assets	(454)	(700)
Cash paid in acquisition, net of cash acquired	(19,286)	—
Sale of investments	—	975
Net cash used in investing activities	(46,798)	(2,471)
Cash flows from financing activities:
Proceeds from exercise of stock options	60	455
Tax withholdings related to net issuance of stock options	—	(1,097)
Proceeds from the issuance of stock under employee stock purchase plan	96	98
Tax withholdings on issuance of stock awards	(810)	(884)
Repurchase of common stock	—	(2,424)
Net cash used in financing activities	(654)	(3,852)
Net decrease in cash, cash equivalents and restricted cash	(85,695)	(16,991)
Cash, cash equivalents and restricted cash at beginning of period	190,584	205,526
Cash, cash equivalents and restricted cash at end of period	$104,889	$188,535

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(7,849)	$879	$(35,373)	$9,605
Legal settlement expense	—	—	—	141
Restructuring and impairment expense	2,467	1,225	7,890	3,795
Separation transaction costs	951	2,578	4,959	4,834
Acquisition costs	2,484	—	11,707	—
Other non-GAAP costs	—	—	238	—
Non-GAAP operating income (loss)	$(1,947)	$4,682	$(10,579)	$18,375

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(7,558)	$1,661	$(31,797)	$18,051
Legal settlement expense	—	—	—	141
Restructuring and impairment expense	2,467	1,225	7,890	3,795
Separation transaction costs	951	2,578	4,959	4,834
Acquisition costs	2,484	—	11,707	—
Other non-GAAP costs	—	—	238	—
Income tax impact, non-GAAP	94	(101)	(2,415)	(7,647)
Non-GAAP net income (loss)	$(1,562)	$5,363	$(9,418)	$19,174

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.25)	$0.06	$(1.09)	$0.66
Legal settlement expense	—	—	—	0.01
Restructuring and impairment expense	0.08	0.04	0.27	0.14
Separation transaction costs	0.03	0.09	0.17	0.18
Acquisition costs	0.09	—	0.40	—
Other non-GAAP costs	—	—	0.01	—
Income tax impact, non-GAAP	0.00	0.00	(0.08)	(0.29)
Non-GAAP diluted income (loss) per share	$(0.05)	$0.19	$(0.32)	$0.70

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(7,558)	$1,661	$(31,797)	$18,051
Interest income (expense), net	(126)	(312)	(819)	(818)
Income tax benefit	(148)	(415)	(2,537)	(7,547)
Depreciation and amortization	2,974	1,667	7,171	5,200
EBITDA	(4,858)	2,601	(27,982)	14,886
Legal settlement expense	—	—	—	141
Restructuring and impairment charges	2,467	1,225	7,890	3,795
Separation transaction costs	951	2,578	4,959	4,834
Acquisition costs	1,652	—	10,044	—
Other non-GAAP costs	—	—	238	—
Income tax impact, non-GAAP	94	(101)	(2,415)	(7,647)
Adjusted EBITDA	$306	$6,303	$(7,266)	$16,009